EARNINGS RELEASE

SUPPLEMENTAL DATA

SECOND QUARTER / 2016

MAA

www.maac.com

TABLE OF CONTENTS
Press Release Text	1
Financial Highlights	6
Consolidated Statements of Operations	8
Share and Unit Data	9
Consolidated Balance Sheets	10
Reconciliation of Non-GAAP Financial Measures	11
Non-GAAP Financial Measures	14
Other Key Definitions	15
Portfolio Statistics	S-1
Components of Property Net Operating Income/Components of Same Store Property Expenses	S-3
NOI Contribution Percentage by Region	S-4
Multifamily Same Store Comparisons	S-5
Multifamily Development Pipeline/Multifamily Lease-up Communities/2016 Acquisition and Disposition Activity	S-8
Debt and Debt Covenants as of June 30, 2016	S-9
Balance Sheet Ratios	S-11
2016 Guidance	S-12
Credit Ratings/Common Stock/Investor Relations Data	S-13

OVERVIEW

MAA REPORTS SECOND QUARTER RESULTS
MEMPHIS, Tenn., July 27, 2016 /PRNewswire/ -- Mid-America Apartment Communities, Inc., or MAA, (NYSE: MAA) today announced operating results for the quarter ended June 30, 2016.

Net Income Available for Common Shareholders
For the quarter ended June 30, 2016, net income available for MAA common shareholders was $45.1 million, or $0.60 per diluted common share, compared to $136.3 million, or $1.81 per diluted common share, for the quarter ended June 30, 2015. Results for the quarter ended June 30, 2016 included $0.6 million, or $0.01 per diluted common share, of gains related to the sale of real estate assets as compared to $105.4 million, or $1.40 per diluted common share, for the quarter ended June 30, 2015.

For the six months ended June 30, 2016, net income available for MAA common shareholders was $88.6 million, or $1.17 per diluted common share, compared to $197.6 million, or $2.62 per diluted common share, for the six months ended June 30, 2015. Results for the six months ended June 30, 2016 included $3.0 million, or $0.04 per diluted common share, of gains related to the sale of real estate assets as compared to $135.6 million, or $1.80 per diluted common share, for the six months ended June 30, 2015.

Funds from Operations (FFO)
For the quarter ended June 30, 2016, FFO was $122.6 million, or $1.54 per common share and unit, or per Share, compared to $112.4 million, or $1.41 per Share, for the quarter ended June 30, 2015. Core Funds from Operations, or Core FFO, which excludes certain non-cash and/or non-routine items, for the quarter ended June 30, 2016 was $118.8 million, or $1.49 per Share, as compared to $108.0 million, or $1.36 per Share, for the quarter ended June 30, 2015.

For the six months ended June 30, 2016, FFO was $241.9 million, or $3.04 per Share, compared to $219.3 million, or $2.76 per Share, for the six months ended June 30, 2015. Core FFO for the six months ended June 30, 2016 was $233.3 million, or $2.93 per Share, as compared to $213.2 million, or $2.68 per Share, for the six months ended June 30, 2015.

A reconciliation of FFO and Core FFO to net income available for MAA common shareholders, and an expanded discussion of the components of FFO and Core FFO, can be found later in this release.

Eric Bolton, Chairman and Chief Executive Officer, said, "Leasing conditions across our portfolio remain strong as steady job growth drives increasing demand for apartment housing.  Better than expected results in the second quarter support an ability to once again increase our outlook for growth in Core FFO for 2016.”

Highlights

•	Same Store NOI, for the second quarter increased 5.7% as compared to the same period in the prior year, based on a 4.4% increase in revenue and a 2.3% increase in property operating expenses.

•
Average Effective Rent per Unit for the Same Store Portfolio increased to $1,031 during the second quarter, a 4.4% increase as compared to the same period in the prior year, while Average Physical Occupancy was at 96.2% for the second quarter of both 2016 and 2015.

•	Resident turnover for the Same Store Portfolio remained low for the second quarter of 2016 at 51.5% on a rolling twelve month basis.

•
During the second quarter, MAA acquired one property, Residences at Fountainhead, a recently developed upscale community located in Tempe, Arizona, which contains 322 units and was in initial lease-up when acquired.

•	MAA has a total of four expansion development projects underway, containing 628 units, with a total projected cost of approximately $96.9 million.

•	As of the end of the second quarter, three properties remained in lease-up, including the recently acquired community, with average quarter-end physical occupancy of 86.6%.

•	Year-to-date the company has completed renovation of 3,221 units under its redevelopment program, achieving average rental rate increases of 10.3% above non-renovated units.

•	MAA ended the quarter with Net Debt/Recurring EBITDA of 5.73x and unencumbered assets increased to 74.2% of Gross Real Estate Assets.

Second Quarter Same Store Portfolio Operating Results
Operating results for the Same Store Portfolio of 72,329 units for MAA's Large Market and Secondary Market segments of the portfolio are presented below:

	Percent Change From				Three months ended
	Three months ended June 30, 2015				June 30, 2016
				Average	Average
				Effective	Physical
	Revenue	Expense	NOI	Rent per Unit	Occupancy
Large Market	5.2%	2.7%	6.7%	5.2%	96.2%
Secondary Market	2.9%	1.5%	3.8%	3.0%	96.4%
Same Store	4.4%	2.3%	5.7%	4.4%	96.2%

Total Same Store Portfolio revenue growth of 4.4% during the second quarter was primarily produced by a 4.4% increase in Average Effective Rent per Unit, as compared to the same period in the prior year. Average Physical Occupancy for the Same Store Portfolio was 96.2% for the second quarter, which is consistent with the prior year. Operating expenses increased 2.3% for the quarter, with the largest portion of the growth related to property taxes, partially offset by declining marketing expenses.

A reconciliation of NOI, including Same Store NOI, to net income available for MAA common shareholders, and an expanded discussion of the components of NOI, can be found later in this release.

Acquisition and Disposition Activity
During the second quarter, MAA acquired one new community, Residences at Fountainhead, a 322-unit community located in Tempe, Arizona. The community was completed in 2015 and was in initial lease-up upon acquisition, with physical occupancy of 75.8% at quarter end. This acquisition brings total acquisition volume for the full year to $130.6 million for two new communities acquired.

Development and Lease-up Activity
As of the end of the second quarter, MAA had four development communities, all representing expansions of current communities owned, under construction with a total projected cost of $96.9 million, and an expected average stabilized NOI yield of 7.5%. During the second quarter, MAA funded $16.1 million of construction costs. An estimated $47.5 million remains to be funded on current development projects. MAA had three communities remaining in lease-up during the second quarter: Residences at Fountainhead, located in Tempe, Arizona, which was acquired in lease-up during the second quarter; Cityscape at Market Center II, located in Dallas, Texas, which was acquired in lease-up during the fourth quarter of 2015; and Station Square at Cosner's Corner II, a development community located in Fredericksburg, Virginia, which was completed during the first quarter of 2016. Physical occupancy for the three communities averaged 86.6% at the end of the second quarter.

Redevelopment Activity
MAA continues its interior redevelopment program at select communities throughout the portfolio. During the second quarter, MAA redeveloped a total of 1,815 units at an average cost of $4,461 per unit, bringing the total units renovated during the year to 3,221, achieving average rental rate increases of 10.3% above non-renovated units. The company expects a total of 5,000 to 6,000 units to be redeveloped in 2016.

Capital Expenditures
Recurring capital expenditures totaled $18.9 million for the second quarter of 2016, or approximately $0.24 per Share, as compared to $21.9 million, or $0.28 per Share, for the same period in 2015. These expenditures led to Core Adjusted Funds from Operations, or Core AFFO, of $1.25 per Share, for the second quarter of 2016, compared to $1.08 per Share for the same period in 2015, which represents a 16% increase.

Redevelopment, revenue enhancing and other capital expenditures during the second quarter were $21.7 million, as compared to $16.6 million for the same period in 2015. These expenditures led to Funds Available for Distribution, or FAD, of $0.98 per Share, for the second quarter of 2016, compared to $0.87 per Share for the same period in 2015, which represents a 13% increase.

Recurring capital expenditures totaled $28.4 million for the six months ended June 30, 2016, or approximately $0.36 per Share, as compared to $32.5 million, or $0.41 per Share, for the same period in 2015. These expenditures led to Core AFFO, of $2.57 per Share, for the six months ended June 30, 2016, compared to $2.27 per Share for the same period in 2015, which represents a 13% increase.

Redevelopment, revenue enhancing and other capital expenditures during the six months ended June 30, 2016, were $37.0 million, as compared to $30.6 million for the same period in 2015. These expenditures led to FAD of $2.11 per Share, for the six months ended June 30, 2016, compared to $1.89 per Share for the same period in 2015, which represents a 12% increase.

A reconciliation of FFO, Core FFO, Core AFFO and FAD to net income available for MAA common shareholders, and an expanded discussion of the components of FFO, Core FFO, Core AFFO and FAD, can be found later in this release.

Balance Sheet
As of June 30, 2016,

•	Total debt to Total Market Capitalization was 29.2% (based on the June 30, 2016 closing stock price), compared to 32.2% as of December 31, 2015,

•	Net Debt to Gross Assets (based on gross book value at June 30, 2016) was 40.7%, compared to 40.6% as of December 31, 2015,

•	Total debt outstanding was $3.5 billion at an average effective interest rate of 3.7%,

•	91.5% of total debt was fixed or hedged against rising interest rates for an average of 4.7 years,

•	Fixed charge coverage ratio (Recurring EBITDA divided by interest expense adjusted for mark-to-market debt adjustment) was 4.32x and Net Debt to Recurring EBITDA was 5.73x,

•	Approximately $593.5 million combined cash and capacity under the company's unsecured credit facility was available, and

•	Unencumbered assets increased to 74.2% of Gross Real Estate Assets, as compared to 72.8% as of December 31, 2015.

A reconciliation of EBITDA and Recurring EBITDA to consolidated net income, and an expanded discussion of the components of EBITDA and Recurring EBITDA, can be found later in this release.

In addition, a reconciliation of the following items and an expanded discussion of their components can be found later in this release:
•Net Debt to Unsecured notes payable and Secured notes payable,
•Gross Assets to Total assets, and
•Gross Real Estate Assets to Real estate assets, net.

90th Consecutive Quarterly Common Dividend Declared
MAA declared its 90th consecutive quarterly common dividend at an annual rate of $3.28 per common share, which will be paid on July 29, 2016 to holders of record on July 15, 2016.

2016 Core FFO and Core AFFO per Share Guidance
MAA provides guidance on Core FFO per Share and Core AFFO per Share, which are non-GAAP measures, but does not forecast net income available for common shareholders per diluted share. It is not reasonable to accurately predict the timing and certainty of acquisitions and dispositions that would materially affect depreciation, capital gains or losses, merger and acquisition expenses and net income attributable to noncontrolling interests or to forecast extraordinary items, which, combined, generally represent the difference between net income available for common shareholders and Core FFO. Based on historical experience, the dollar amount of that unavailable information could be significant.

MAA is updating and increasing prior guidance for full year Core FFO, now projected to be in a range of $5.77 to $5.93 per Share or $5.85 per Share at the midpoint. Core AFFO is now projected to be in the range of $5.07 to $5.23 per Share or $5.15 per Share at the midpoint. In addition, the company now expects full year NOI growth for the Same Store Portfolio to be in the range of 4.75% to 5.25%. Further details of our full year expectations can be found in supplemental materials with this release.

Supplemental Material and Conference Call
Supplemental data to this press release can be found on the "For Investors" page of our website at www.maac.com. MAA will host a conference call to further discuss second quarter results on Thursday, July 28, 2016, at 9:00 AM Central Time. The conference call-in number is 866-952-7534. You may also join the live webcast of the conference call by accessing the "For Investors" page of our website at www.maac.com. Our filings with the Securities and Exchange Commission, or SEC, are filed under the registrant names of Mid-America Apartment Communities, Inc. and Mid-America Apartments, L.P.

About MAA
MAA is a self-administered, self-managed real estate investment trust, which owned 80,300 apartment units throughout the Southeast and Southwest regions of the United States as of June 30, 2016. For further details, please visit the MAA website at www.maac.com or contact Investor Relations at investor.relations@maac.com, or via mail at MAA, 6584 Poplar Ave., Memphis, TN 38138, Attn: Investor Relations.

Forward-Looking Statements
Sections of this release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to our expectations for future periods. Forward-looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions or other items related to the future. Such forward-looking statements include, without limitation, statements concerning property acquisitions and dispositions, joint venture activity, development and renovation activity as well as other capital expenditures, capital raising activities, rent and expense growth, occupancy, financing activities, operating performance and results and interest rate and other economic expectations. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to be materially different from the results of operations, financial conditions or plans expressed or implied by such forward-looking statements. Such factors include, among other things, unanticipated adverse business developments affecting us, or our properties, adverse changes in the real estate markets and general and local economies and business conditions. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such forward-looking statements included in this release may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved.

The following factors, among others, could cause our future results to differ materially from those expressed in the forward-looking statements:

•	inability to generate sufficient cash flows due to market conditions, changes in supply and/or demand, competition, uninsured losses, changes in tax and housing laws, or other factors;

•	exposure, as a multifamily focused REIT, to risks inherent in investments in a single industry and sector;

•
adverse changes in real estate markets, including, but not limited to, the extent of future demand for multifamily units in our significant markets, barriers of entry into new markets, which we may seek to enter in the future, limitations on our ability to increase rental rates, competition, our ability to identify and consummate attractive acquisitions or development projects on favorable terms, our ability to consummate any planned dispositions in a timely manner on acceptable terms, and our ability to reinvest sale proceeds in a manner that generates favorable returns;

•	failure of new acquisitions to achieve anticipated results or be efficiently integrated;

•	failure of development communities to be completed, if at all, within budget and on a timely basis or to lease-up as anticipated;

•	unexpected capital needs;

•	changes in operating costs, including real estate taxes, utilities and insurance costs;

•	losses from catastrophes in excess of our insurance coverage;

•	ability to obtain financing at favorable rates, if at all, and refinance existing debt as it matures;

•	level and volatility of interest or capitalization rates or capital market conditions;

•	loss of hedge accounting treatment for interest rate swaps or interest rate caps;

•	the continuation of the good credit of our interest rate swap and cap providers;

•	price volatility, dislocations and liquidity disruptions in the financial markets and the resulting impact on financing;

•	the effect of any rating agency actions on the cost and availability of new debt financing;

•	significant decline in market value of real estate serving as collateral for mortgage obligations;

•	significant change in the mortgage financing market that would cause single-family housing, either as an owned or rental product, to become a more significant competitive product;

•
our ability to continue to satisfy complex rules in order to maintain our status as a REIT for federal income tax purposes, the ability of our operating partnership to satisfy the rules to maintain its status as a partnership for federal income tax purposes, the ability of our taxable REIT subsidiaries to maintain their status as such for federal income tax purposes, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules;

•	inability to attract and retain qualified personnel;

•	cyberliability or potential liability for breaches of our privacy or information security systems;

•	potential liability for environmental contamination;

•	adverse legislative or regulatory tax changes;

•	litigation and compliance costs associated with laws requiring access for disabled persons; and

•	other risks identified in this press release and, from time to time, in other reports we file with the SEC or in other documents that we publicly disseminate.

We undertake no obligation to publicly update or revise these forward-looking statements to reflect events, circumstances or changes in expectations after the date of this release.

FINANCIAL HIGHLIGHTS
Dollars in thousands, except per share data
	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015

Total property revenues	$272,236	$258,891	$541,252	$517,443

Net income available for MAA common shareholders	$45,144	$136,299	$88,557	$197,566

Total NOI	$169,281	$158,035	$337,416	$315,938

Recurring EBITDA	$154,019	$144,398	$306,599	$287,039

Earnings per common share:(1)
Basic	$0.60	$1.81	$1.17	$2.62
Diluted	$0.60	$1.81	$1.17	$2.62

Funds from operations per Share (diluted):(1)
FFO	$1.54	$1.41	$3.04	$2.76
Core FFO	$1.49	$1.36	$2.93	$2.68
Core AFFO	$1.25	$1.08	$2.57	$2.27
FAD	$0.98	$0.87	$2.11	$1.89

Dividends declared per common share	$0.82	$0.77	$1.64	$1.54

Dividends/ Core FFO (diluted) payout ratio	55.0%	56.6%	56.0%	57.5%
Dividends/ Core AFFO (diluted) payout ratio	65.6%	71.3%	63.8%	67.8%
Dividends/ FAD (diluted) payout ratio	83.7%	88.5%	77.7%	81.5%

Consolidated interest expense	$32,039	$30,433	$64,250	$61,281
Mark-to-market debt adjustment	3,641	5,337	7,492	10,731
Debt discount and debt issuance cost amortization(2)	(1,177)	(1,100)	(2,395)	(2,214)
Capitalized interest	328	490	708	964
Total interest incurred	$34,831	$35,160	$70,055	$70,762

Amortization of principal on notes payable	$1,766	$2,115	$3,640	$4,387

(1) See "Share and Unit Data" section for additional information
(2) Quarter-to-date amounts include $904,000 of debt issuance cost amortization (previously disclosed as amortization of deferred financing costs) and $273,000 of debt discount amortization for the second quarter of 2016 and $905,000 of debt issuance cost amortization and $195,000 of debt discount amortization for the second quarter of 2015. Year-to-date amounts include $1,801,000 of debt issuance cost amortization and $594,000 of debt discount amortization for the six months ended June 30, 2016, and $1,822,000 of debt issuance cost amortization and $392,000 of debt discount amortization for the six months ended June 30, 2015.

FINANCIAL HIGHLIGHTS (CONTINUED)
Dollars in thousands, except per share data
	As of
	June 30, 2016	December 31, 2015
Gross Assets	$8,516,015	$8,346,994
Gross Real Estate Assets	$8,432,703	$8,255,138
Total debt	$3,489,425	$3,427,568
Common shares and units, outstanding end of period	79,683,089	79,571,567
Share price, end of period	$106.40	$90.81
Book equity value, end of period	$3,129,688	$3,166,073
Market equity value, end of period	$8,478,281	$7,225,894
Debt to Total Market Capitalization ratio	29.2%	32.2%
Net Debt/Gross Assets	40.7%	40.6%
Unencumbered Assets/Gross Real Estate Assets	74.2%	72.8%
Recurring EBITDA(1)/Debt Service(2)	4.11x	4.13x
Fixed Charge Coverage (3)	4.32x	4.36x
Net Debt/Recurring EBITDA (4)	5.73x	5.79x

(1)	Recurring EBITDA in this calculation represents the three month period ended for each period presented.

(2)	Debt Service represents interest expense adjusted for mark-to-market debt adjustments plus amortization of principal on notes payable.

(3)
Fixed charge coverage represents Recurring EBITDA for the three month period divided by interest expense adjusted for mark-to-market debt adjustment and any preferred dividends. As of June 30, 2016 and December 31, 2015, interest expense included debt issuance costs of $904,000 and $872,000, respectively.

(4)	Recurring EBITDA in this calculation represents the trailing twelve month time-frame for each period presented.

CONSOLIDATED STATEMENTS OF OPERATIONS
Dollars in thousands, except per share data
	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Operating revenues:
Rental revenues	$249,326	$236,165	$494,991	$471,106
Other property revenues	22,910	22,726	46,261	46,337
Total operating revenues	272,236	258,891	541,252	517,443
Property operating expenses:
Personnel	25,858	25,872	51,055	51,533
Building repairs and maintenance	7,680	7,778	13,779	14,403
Real estate taxes and insurance	34,729	32,805	69,900	66,126
Utilities	22,244	21,596	44,380	43,673
Landscaping	5,673	5,687	10,994	11,132
Other Operating	6,771	7,118	13,728	14,638
Depreciation and amortization	75,742	74,396	150,870	147,508
Total property operating expenses	178,697	175,252	354,706	349,013
Acquisition expense	421	1,159	1,134	1,499
Property management expenses	8,310	6,986	17,313	15,478
General and administrative expenses	7,014	6,657	13,596	13,224
Income from continuing operations before non-operating items	77,794	68,837	154,503	138,229
Interest and other non-property income (expense)	62	29	94	(180)
Interest expense	(32,039)	(30,433)	(64,250)	(61,281)
(Loss) gain on debt extinguishment	—	(3)	3	(3,379)
Net casualty gain after insurance and other settlement proceeds	1,760	510	813	490
Gain on sale of depreciable real estate assets	68	105,182	823	135,410
Gain on sale of non-depreciable real estate assets	543	172	2,170	172
Income before income tax expense	48,188	144,294	94,156	209,461
Income tax expense	(457)	(398)	(745)	(907)
Income from continuing operations before joint venture activity	47,731	143,896	93,411	208,554
(Loss) gain from real estate joint ventures	(101)	(23)	27	(4)
Consolidated net income	47,630	143,873	93,438	208,550
Net income attributable to noncontrolling interests	2,486	7,574	4,881	10,984
Net income available for MAA common shareholders	$45,144	$136,299	$88,557	$197,566

Earnings per common share - basic:
Net income available for common shareholders	$0.60	$1.81	$1.17	$2.62

Earnings per common share - diluted:
Net income available for common shareholders	$0.60	$1.81	$1.17	$2.62

Dividends declared per common share	$0.82	$0.77	$1.64	$1.54

SHARE AND UNIT DATA
Shares and units in thousands
	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
NET INCOME SHARES (1)
Weighted average common shares - Basic	75,277	75,168	75,263	75,157
Weighted average partnership units outstanding	—	—	—	—
Effect of dilutive securities	—	—	239	—
Weighted average common shares - Diluted	75,277	75,168	75,502	75,157
FUNDS FROM OPERATIONS SHARES AND UNITS
Weighted average common shares and units - Basic	79,436	79,356	79,424	79,346
Weighted average common shares and units - Diluted	79,684	79,554	79,649	79,530
PERIOD END SHARES AND UNITS
Common shares at June 30,	75,524	75,375	75,524	75,375
Partnership units at June 30,	4,159	4,186	4,159	4,186
Total shares and units at June 30,	79,683	79,561	79,683	79,561

(1)
For additional information on the calculation of diluted common shares and earnings per common share, please refer to the Notes to Condensed Consolidated Financial Statements in MAA's Quarterly Report on Form 10-Q for the three and six months ended June 30, 2016, expected to be filed with the SEC on or about July 29, 2016.

CONSOLIDATED BALANCE SHEETS
Dollars in thousands
	June 30, 2016	December 31, 2015
Assets
Real estate assets
Land	$943,179	$926,532
Buildings and improvements	7,096,432	6,939,288
Furniture, fixtures and equipment	245,607	228,157
Capital improvements in progress	53,509	44,355
	8,338,727	8,138,332
Accumulated depreciation	(1,628,891)	(1,482,368)
	6,709,836	6,655,964
Undeveloped land	40,514	51,779
Corporate property, net	9,390	8,812
Investments in real estate joint ventures	50	1,811
Real estate assets, net	6,759,790	6,718,366
Cash and cash equivalents	26,279	37,559
Restricted cash	25,131	26,082
Deferred financing cost, net	4,587	5,232
Other assets	51,987	58,935
Goodwill	1,607	1,607
Total assets	$6,869,381	$6,847,781

Liabilities and Shareholders' Equity
Liabilities
Unsecured notes payable	$2,246,227	$2,141,332
Secured notes payable	1,243,198	1,286,236
Accounts payable	7,464	5,922
Fair market value of interest rate swaps	11,760	10,358
Accrued expenses and other liabilities	218,658	226,237
Security deposits	12,386	11,623
Total liabilities	3,739,693	3,681,708
Redeemable stock	10,369	8,250
Shareholders' equity
Common stock	754	753
Additional paid-in capital	3,630,094	3,627,074
Accumulated distributions in excess of net income	(670,954)	(634,141)
Accumulated other comprehensive loss	(4,150)	(1,589)
Total MAA shareholders' equity	2,955,744	2,992,097
Noncontrolling interest	163,575	165,726
Total equity	3,119,319	3,157,823
Total liabilities and shareholders' equity	$6,869,381	$6,847,781

RECONCILATION OF FFO, CORE FFO, CORE AFFO AND FAD TO NET INCOME
Amounts in thousands, except per share data
	Three months ended		Six months ended
	June 30,		June 30,
	2016	2015	2016	2015
Net income available for MAA common shareholders	$45,144	$136,299	$88,557	$197,566
Depreciation and amortization of real estate assets	74,901	73,663	149,223	146,116
Gain on sale of depreciable real estate assets	(68)	(105,182)	(823)	(135,410)
Loss (gain) on disposition within unconsolidated entities	98	—	98	(12)
Depreciation and amortization of real estate assets of real estate joint ventures	5	6	11	13
Net income attributable to noncontrolling interests	2,486	7,574	4,881	10,984
Funds from operations attributable to the Company	122,566	112,360	241,947	219,257
Acquisition expense	421	1,159	1,134	1,499
Gain on sale of non-depreciable real estate assets	(544)	(172)	(2,300)	(172)
Mark-to-market debt adjustment	(3,641)	(5,337)	(7,492)	(10,731)
Loss (gain) on debt extinguishment	—	3	(3)	3,379
Core funds from operations attributable to the Company	118,802	108,013	233,286	213,232
Recurring capital expenditures	(18,906)	(21,899)	(28,432)	(32,496)
Core adjusted funds from operations	99,896	86,114	204,854	180,736
Redevelopment and revenue enhancing capital expenditures	(17,770)	(15,489)	(30,832)	(25,138)
Other capital expenditures	(3,881)	(1,159)	(6,160)	(5,430)
Funds available for distribution	$78,245	$69,466	$167,862	$150,168

Dividends and distributions paid	$65,327	$61,106	$130,597	$122,169
Weighted average common shares - Diluted	75,277	75,168	75,502	75,157
Weighted average common shares and units - Diluted	79,684	79,554	79,649	79,530

Earnings per common share - diluted:
Net income available for common shareholders	$0.60	$1.81	$1.17	$2.62

Funds from operations per Share	$1.54	$1.41	$3.04	$2.76
Core funds from operations per Share	$1.49	$1.36	$2.93	$2.68
Core adjusted funds from operations per Share	$1.25	$1.08	$2.57	$2.27
Funds available for distribution per Share	$0.98	$0.87	$2.11	$1.89

RECONCILIATION OF NET OPERATING INCOME TO NET INCOME
Dollars in thousands
	Three Months Ended			Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015

NOI
Same Store NOI	$152,142	$151,252	$143,904	$303,394	$285,183
Non-Same Store NOI	17,139	16,883	14,131	34,022	30,755
Total NOI	169,281	168,135	158,035	337,416	315,938
Depreciation and amortization	(75,742)	(75,127)	(74,396)	(150,870)	(147,508)
Acquisition expense	(421)	(713)	(1,159)	(1,134)	(1,499)
Property management expenses	(8,310)	(9,004)	(6,986)	(17,313)	(15,478)
General and administrative expenses	(7,014)	(6,582)	(6,657)	(13,596)	(13,224)
Interest and other non-property income (expense)	62	32	29	94	(180)
Interest expense	(32,039)	(32,211)	(30,433)	(64,250)	(61,281)
Gain (loss) on debt extinguishment	—	3	(3)	3	(3,379)
Gain on sale of depreciable real estate assets	68	755	105,182	823	135,410
Net casualty gain (loss) and other settlement proceeds	1,760	(947)	510	813	490
Income tax expense	(457)	(288)	(398)	(745)	(907)
Gain on sale of non-depreciable real estate assets	543	1,627	172	2,170	172
(Loss) gain from real estate joint ventures	(101)	128	(23)	27	(4)
Net income attributable to noncontrolling interests	(2,486)	(2,395)	(7,574)	(4,881)	(10,984)
Net income available for MAA common shareholders	$45,144	$43,413	$136,299	$88,557	$197,566

RECONCILIATION OF EBITDA AND RECURRING EBITDA TO NET INCOME
Dollars in thousands
	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	June 30,	June 30,	June 30,	June 30,
	2016	2015	2016	2015
Consolidated net income	$47,630	$143,873	$235,634	$315,727
Depreciation and amortization	75,742	74,396	297,881	289,675
Interest expense	32,039	30,433	125,313	121,910
Loss on debt extinguishment	—	3	220	5,965
Net casualty gain and other settlement proceeds	(1,760)	(510)	(795)	(323)
Income tax expense	457	398	1,512	2,165
(Gain) loss on sale of non-depreciable assets	(543)	(172)	(2,170)	13
Gain on sale of depreciable real estate assets	(68)	(105,182)	(55,372)	(171,750)
Loss (gain) on disposition within unconsolidated entities	101	—	(28)	(605)
EBITDA	153,598	143,239	602,195	562,777
Acquisition expense	421	1,159	2,412	2,928
Merger related expenses	—	—	—	281
Integration related expenses	—	—	—	1,402
Recurring EBITDA	$154,019	$144,398	$604,607	$567,388

RECONCILIATION OF NET DEBT TO UNSECURED NOTES PAYABLE AND SECURED NOTES PAYABLE
Dollars in thousands
	As of
	June 30,	December 31,	June 30,
	2016	2015	2015
Unsecured notes payable	$2,246,227	$2,141,332	$1,413,793
Secured notes payable	1,243,198	1,286,236	2,028,451
Total debt	3,489,425	3,427,568	3,442,244
Cash and cash equivalents	(26,279)	(37,559)	(30,030)
Net Debt	$3,463,146	$3,390,009	$3,412,214

RECONCILIATION OF GROSS ASSETS TO TOTAL ASSETS
Dollars in thousands
	As of
	June 30,	December 31,	June 30,
	2016	2015	2015
Total assets	$6,869,381	$6,847,781	$6,843,413
Accumulated depreciation	1,628,891	1,482,368	1,338,726
Accumulated depreciation for corporate property(1)	17,743	16,845	16,022
Accumulated depreciation for Assets held for sale	—	—	45,484
Gross Assets	$8,516,015	$8,346,994	$8,243,645
(1) Included in Corporate properties, net on the Consolidated Balance Sheets

RECONCILIATION OF GROSS REAL ESTATE ASSETS TO REAL ESTATE ASSETS, NET
Dollars in thousands
	As of
	June 30,	December 31,	June 30,
	2016	2015	2015
Real estate assets, net	$6,759,790	$6,718,366	$6,683,457
Accumulated depreciation	1,628,891	1,482,368	1,338,726
Accumulated depreciation for corporate property(1)	17,743	16,845	16,022
Assets held for sale	—	—	(64,265)
Cash and cash equivalents	26,279	37,559	30,030
Gross Real Estate Assets	$8,432,703	$8,255,138	$8,003,970
(1) Included in Corporate properties, net on the Consolidated Balance Sheets

NON-GAAP FINANCIAL MEASURES

Core Adjusted Funds From Operations (Core AFFO)
Core AFFO is composed of Core FFO less recurring capital expenditures. Core AFFO should not be considered as an alternative to net income. As an owner and operator of real estate, MAA considers Core AFFO to be an important measure of performance from core operations because Core AFFO measures the ability to control revenues, expenses and recurring capital expenditures.

Core Funds From Operations (Core FFO)
Core FFO represents FFO excluding certain non-cash or non-routine items such as acquisition, merger and integration expenses, mark-to-market debt adjustments, loss or gain on debt extinguishment, and loss or gain on sale of non-depreciable assets. While MAA's definition of Core FFO is similar to others in the industry, MAA's precise methodology for calculating Core FFO may differ from that utilized by other REITs and, accordingly, may not be comparable to such other REITs. Core FFO should not be considered as an alternative to net income. MAA believes that Core FFO is helpful in understanding operating performance in that it removes certain items that by their nature are not comparable over periods and therefore tend to obscure actual operating performance.

EBITDA
For purposes of calculations in this document, Earnings Before Interest, Income Taxes, Depreciation and Amortization, or EBITDA, is composed of net income before net gain on asset sales and insurance and other settlement proceeds, and gain or loss on debt extinguishment, plus depreciation, interest expense, income taxes, and amortization of deferred financing costs. As an owner and operator of real estate, MAA considers EBITDA to be an important measure of performance from core operations because EBITDA does not include various income and expense items that are not indicative of operating performance. EBITDA should not be considered as an alternative to net income as an indicator of financial performance. MAA's computation of EBITDA may differ from the methodology utilized by other companies to calculate EBITDA.

Funds Available for Distribution (FAD)
FAD is composed of Core FFO less total capital expenditures, excluding development spending and property acquisitions. FAD should not be considered as an alternative to net income. As an owner and operator of real estate, MAA considers FAD to be an important measure of performance from core operations because FAD measures the ability to control revenues, expenses and total capital expenditures.

Funds From Operations (FFO)
FFO represents net income available for common shareholders (computed in accordance with U.S. generally accepted accounting principles, or GAAP) excluding extraordinary items, asset impairment, gains or losses on disposition of real estate assets, plus net income attributable to noncontrolling interest, depreciation of real estate, and adjustments for joint ventures to reflect FFO on the same basis. Because noncontrolling interest is added back, FFO, when used in this document, represents FFO attributable to the Company. While MAA's definition of FFO is in accordance with the National Association of Real Estate Investment Trusts' definition, it may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to such other REITs. FFO should not be considered as an alternative to net income as an indicator of operating performance. MAA believes that FFO is helpful in understanding operating performance in that FFO excludes depreciation expense of real estate assets. MAA believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies.

Gross Assets
Gross Assets represents Total assets plus Accumulated depreciation and the accumulated depreciation for corporate properties. MAA believes that Gross Assets can be used as a helpful tool in evaluating its balance sheet positions. MAA believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies.

Gross Real Estate Assets
Gross Real Estate Assets represents Real estate assets, net plus Accumulated depreciation and the accumulated depreciation for corporate properties plus Cash and cash equivalents. MAA believes that Gross Real Estate Assets can be used as a helpful tool in evaluating its balance sheet positions. MAA believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies.

NON-GAAP FINANCIAL MEASURES (CONTINUED)

Net Debt
Net Debt represents Unsecured notes payable and Secured notes payable less Cash and cash equivalents. MAA believes Net Debt is a helpful tool in evaluating its debt position.

Net Operating Income (NOI)
Net operating income represents total property revenues less total property operating expenses, excluding depreciation, for all properties held during the period, regardless of their status as held for sale. MAA believes NOI by market is a helpful tool in evaluating the operating performance within MAA's markets because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance.

Recurring EBITDA
Recurring EBITDA represents EBITDA excluding certain non-cash or non-routine items such as acquisition and merger and integration expenses. MAA believes Recurring EBITDA is an important performance measure as it adjusts for certain items that by their nature are not comparable over periods and therefore tend to obscure actual operating performance. Recurring EBITDA should not be considered as an alternative to net income as an indicator of operating performance. MAA's computation of Recurring EBITDA may differ from the methodology utilized by other companies to calculate Recurring EBITDA.

Same Store NOI
Same Store NOI represents total property revenues less total property operating expenses, excluding depreciation, for all properties classified as Same Store held during the period. MAA believes Same Store NOI by portfolio is a helpful tool in evaluating the operating performance within MAA's markets because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance.

OTHER KEY DEFINITIONS

Average Effective Rent per Unit
Average effective rent per unit represents the average of gross rent amounts after the effect of leasing concessions for occupied units plus prevalent market rates asked for unoccupied units, divided by the total number of units. Leasing concessions represent discounts to the current market rate. MAA believes average effective rent is a helpful measurement in evaluating average pricing. It does not represent actual rental revenue collected per unit.

Average Physical Occupancy
Average physical occupancy represents the average of the daily physical occupancy for the quarter.

Development Portfolio
Communities remain identified as development until certificates of occupancy are obtained for all units under development. Once all units are delivered and available for occupancy, the community moves into the Lease-up Portfolio.

Lease-up Portfolio
New acquisitions acquired during lease-up and newly developed communities remain in the Lease-up Portfolio until stabilized.

Other Non-Same Store Portfolio
Other Non-Same Store Portfolio includes recent acquisitions, communities in development or lease-up, communities that have undergone a significant casualty loss, and commercial assets.

OTHER KEY DEFINITIONS (CONTINUED)

Same Store Portfolio
MAA reviews its Same Store Portfolio at the beginning of each calendar year, or as significant transactions warrant. Communities are generally added into the Same Store Portfolio if they were owned and stabilized at the beginning of the previous year. Communities that have been approved by MAA's Board of Directors for disposition are excluded from the Same Store Portfolio. Communities that have undergone a significant casualty loss are also excluded from the Same Store Portfolio. Within the Same Store Portfolio communities are designated as operating in Large or Secondary Markets:

Large Market Same Store communities are generally those communities in markets with a population of at least one million and at least 1% of the total public multifamily REIT units.

Secondary Market Same Store communities are generally those communities in markets with either a population less than one million or less than 1% of the total public multifamily REIT units, or both.

Stabilized Communities
Communities are considered stabilized after achieving 90% occupancy for 90 days.

Total Market Capitalization
Total Market Capitalization equals the number of shares of common stock and units at period end multiplied by the closing stock price at period end, plus total debt outstanding.

CONTACT: Investor Relations of MAA, 866-576-9689 (toll free), investor.relations@maac.com